UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: June 10, 2016

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company changed its corporate name to “Function(x) Inc.” by filing a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s common stock will begin being quoted on the NASDAQ Stock Market under the symbol “FNCX” on June 13, 2016. The Company has been assigned the CUSIP number 36077T 108. The Company’s stockholders are not required to take any action with regard to their ownership of shares of stock of the Company in connection with the name change. A copy of the Certificate of Amendment is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On June 10, 2016, the Company’s transfer agent, American Stock Transfer & Trust Company, sent a notice to the Company’s stockholders announcing a meeting of stockholders scheduled for June 29, 2016 for the purpose of (i) updating the stockholders on the status of the Company; (ii) answering any questions that Company stockholders may have, and (iii) conducting such other business as may properly come before the board. No votes are expected to be taken at the meeting, and the Company is not soliciting any proxies in connection with the meeting. The Company is not aware of any business to be brought before the meeting. A copy of the notice is attached as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.    Description
3.1        Form of Amendment to the Amended and Restated Certificate of Incorporation
10.1        Notice to Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: June 10, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President